EXHIBIT 23.2

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated October 28, 2004, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB/A for the year ended December 31, 2003.

Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
November 5, 2004


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